Filed Pursuant to Rule 424(b)(5)

Registration No. 333-228624

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 17, 2018)

2,469,136 Shares of Common Stock

Warrants to Purchase 2,469,136 Shares of Common Stock

We are offering 2,469,136 shares (which we refer to herein as the Shares and each a Share) of our common stock, par value $0.0001 per share (which we refer to herein as the Common Stock), and warrants (which we refer to herein as the Warrants and each a Warrant) to purchase 2,469,136 shares of Common Stock pursuant to this prospectus supplement and the accompanying base prospectus. The Shares will be offered to the public at $0.81 per share, for gross proceeds to us of $2,000,000 before expenses payable by us. The sales will be made in accordance with the Securities Purchase Agreement entered into between us and the investors (which we refer to herein as the Purchase Agreement).

We will pay all of the expenses incident to the registration, offering and sale of the Shares and Warrants under this prospectus supplement and the accompanying base prospectus.

For no additional consideration, each investor will receive a Warrant to purchase one (1) of a share of Common Stock for each Share purchased for cash in this offering. The Warrants will be exercisable immediately upon issuance (which we refer to as the Initial Exercise Date), at an exercise price of $1.05 per share and will expire on the fifth (5th) anniversary of the Initial Exercise Date. The Warrants are not and will not be listed for trading on any national securities exchange.

We estimate the expenses of this offering will be approximately $100,000.

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “NXTD.” On April 3, 2019, the last reported sale price of our Common Stock on the NASDAQ Capital Market was $1.05 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates, or our public float, was approximately $30,215,071.92, which amount is based on 22,890,206 outstanding shares of Common Stock held by non-affiliates and a per share price of $1.32, which was the last reported sale price of our Common Stock on February 19, 2019. Pursuant to General Instruction I.B.6. of Form S-3, so long as our public float remains below $75.0 million, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered $10,059,259 of our securities pursuant to General Instruction I.B.6 of Form S-3.

As of January 1, 2019, we are no longer are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

You should read carefully this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before you invest. The investors are deemed to be an “underwriter” for the offering within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

Delivery of the Shares and Warrants is expected to be made on or about April 4, 2019.

Our business and an investment in our shares of Common Stock involve a high degree of risk. See “Risk Factors” beginning on page S-9  of this prospectus supplement, on page 5 of the accompanying base prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

April 4, 2019

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering of the Shares; and (2) the accompanying base prospectus, which provides a general description of the securities we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC website or at the SEC offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the “Company,” “Nxt-ID,” “we,” “us” or “our” refer to Nxt-ID, Inc.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Investors should review our subsequent reports filed with the SEC described in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein before making a decision about whether to invest in our securities.

Our Company

Nxt-ID is a technology company engaged in the development of proprietary products and solutions that serve multiple end markets, including the security, healthcare, financial technology (“FinTech”) and the Internet of Things (“IoT”) markets. With extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization, and sensor technologies, we develop and market groundbreaking solutions for payment, IoT, and healthcare applications.

Two of Nxt-ID’s subsidiaries operate in the mobile and IoT-related markets: LogicMark, LLC (“LogicMark”), a manufacturer and distributor of non-monitored and monitored personal emergency response systems (“PERS”) that are sold through dealers, distributors and the United States Department of Veterans Affairs (the “VA”), and Fit Pay, Inc. (“Fit Pay”), a proprietary technology platform that delivers end-to-end solutions to device manufacturers for contactless payment capabilities, credential management, authentication and other secure services within the IoT ecosystem, which we acquired on May 23, 2017.

On September 21, 2018, the Company announced that it intends to separate its payments, authentication and credential management business into an independent company and distribute shares of the newly created company to its shareholders through the execution of a spin-off, which the Company believes will qualify as a tax free distribution. Through these lines of business, Nxt-ID creates and markets technologies that are at the center of the rapidly expanding IoT space. Our core competencies leverage emerging business opportunities with significant high-growth potential, as well as revenue-producing lines of business with clear paths to expansion.

With technologies that validate and connect users to devices, and devices to ecosystems, we are playing a central role in the expansion of IoT ecosystems, focusing on the areas of healthcare. Our strategic initiatives include: (1) monetizing our core technologies; (2) focusing on key addressable market segments and verticals; and (3) executing clear go-market strategies for our products and services.

Healthcare

Overview

With respect to the healthcare market, our business initiatives are driven by LogicMark, which serves a market that enables two-way communication, medical device connectivity and patient data tracking of key vitals through sensors, biometrics, and security to make home health care a reality. There are three (3) major trends driving this market: (1) an increased desire for connectivity; specifically, a greater desire for connected devices by people over 60 years of age who now represent the fastest growing demographic for social media; (2) the growth of “TeleHealth”, which is the means by which telecommunications technologies are meeting the increased need for health systems to better distribute doctor care across a wider range of health facilities, making it easier to treat and diagnose patients; and (3) rising healthcare costs – as health spending continues to outpace the economy, representing between 6% and 7% of the overall economy, the need to reduce hospital readmissions, increase staffing efficiency and improve patient engagement remain the highest priorities. Together, these trends have produced a large and growing market for us to serve. LogicMark has built a successful business on emergency communications in healthcare. We have a strong business relationship with the VA today, serving veterans who suffer from chronic conditions that often require emergency assistance. This business is steady and growing, producing record revenue in 2018. Our strategic plan calls for expanding LogicMark’s business into other healthcare verticals as well as retail and enterprise channels in order to better serve the expanding demand for connected and remote healthcare solutions.

Home healthcare, which includes health monitoring and management using IoT and cloud-based processing, is an emerging area for LogicMark. The long-term trend toward more home-based healthcare is a massive shift that is being driven by demographics (an aging population) and basic economics. People also value autonomy and privacy which are important factors in determining which solutions will suit the market. Consumers are beginning to enjoy the benefits of smart home technologies and online digital assistants. One of the promising applications of our VoiceMatch™ technology is enabling secure commands for restricted medical access. This solution, when coupled with Nxt-ID BioCloud™, combines biometrics with encryption and distributed access control.

Our Healthcare Monitoring Market Opportunity

PERS devices are used to call for help and medical care during an emergency. These devices are also used by a wide patient pool, as well as the general population, to ensure safety and security when living or traveling alone. The global medical alert systems market caters to different end-users across the healthcare industry, including individual users, hospitals and clinics, assisted living facilities and senior living facilities. The growing demand for home healthcare devices is mainly driven by an aging population and rising healthcare costs worldwide. We believe that this will spur the usage of medical alert systems across the globe, as they offer safety and medical security while being affordable and accessible.

The PERS market is divided into three (3) device segments: landline-based PERS, mobile PERS, and standalone devices. The global PERS market is projected to grow at a compound annual growth rate (“CAGR”) of 5.83% to $8.4 billion in 2020, benefiting from strong demographic tailwinds. According to IndustryARC,  North America and Europe are the largest markets for PERS, accounting for approximately 40% and 37% of total sales, respectively, in 2020. According to IndustryARC, improvements in healthcare infrastructure and emerging economies will fuel growth and significantly improve the relative market share of the Asia Pacific and the rest of world regions.

Our Health Care Products

LogicMark produces a range of products within the PERS market and has differentiated itself by offering non-monitored products, which only require a one-time purchase fee, instead of a recurring monthly contract.  As a result, we believe LogicMark’s products are typically the most cost-effective PERS option. LogicMark’s non-monitored solution offers a significant value proposition over monitored solutions.

The cost of ownership of a monitored solution, which includes a monthly service fee, can be as much as $1,500 – $3,000 over a five-year period. This compares to a one-time purchase of a LogicMark non-monitored device, which provides a similar level of security for a purchase price as low as one tenth of that amount.

LogicMark offers both traditional (i.e., landline) and mPERS (i.e., cell-based) options. Our non-monitored products are sold primarily through the VA and healthcare distributors.

LogicMark offers monitored products that are primarily sold by dealers and distributors for the monitored product channel. LogicMark sells its devices to the dealers and distributors, who in turn offer the devices to consumers as part of their product/service offering. The service providers charge consumers a monthly monitoring fee for the associated monitoring service. These products are monitored by a third-party central station.

Payments and Financial Technology

Overview

On September 21, 2018, we announced that our board of directors approved a plan to separate our payments and financial technology business from its healthcare business into an independent publicly traded company. We will distribute shares of the newly created company to our shareholders through the execution of a spin-off. As a result, we reclassified our financial technology business to discontinued operations for all periods reported. Our payment and financial technology business is comprised of our Fit Pay subsidiary and the intellectual property developed by Nxt-ID, Inc., including the Flye Smartcard and the Wocket.

We conduct our payments business through Fit Pay, Inc., a wholly owned subsidiary of Nxt-ID, which was acquired in May 2017. Fit Pay’s core technology is a proprietary platform that enables contactless payment capabilities, allowing its customers, which include manufacturers of “smart devices,” to add payment capabilities to their products. Fit Pay connects its customers to leading payment card networks, including Visa, Mastercard, Maestro and Discover, and to credit card issuing banks, globally. It successfully commercialized its third-party token service provider platform with the launch of the Garmin Pay™, which is powered by Fit Pay’s platform. Fit Pay’s technology and tokenization service enables the contactless payment feature that is included in smartwatches manufactured by Garmin International, Inc. (“Garmin”). The payment feature, which went live in the fall of 2017, is now included in 11 of Garmin’s smartwatches. In January 2019, Fit Pay extended its contactless payment functionality to another major brand, announcing that its Token Requester Management Platform (“TRM Platform”) is also enabling SwatchPAY! on four (4) new watches announced by Swatch AG.

In addition, the geographic and issuer footprint for Garmin Pay™ is expanding and now is a network of more than 280 issuing banks in 34 countries with additions being made regularly. This represents a significant increase from year-end 2017, at which time the network included 60 issuing banks in 8 countries. As a part of this growth, Fit Pay announced recent agreements with Chase, Westpac, Discover and Mastercard’s Maestro network in Europe. This expansion of the Garmin Pay™ network increases the overall revenue opportunity of this flagship customer and establishes banking and network relationships that may be leveraged for future payment solution offerings.

Fit Pay’s TRM Platform offers an opportunity for a whole new range of devices to become payment-enabled, without the manufacturer of such devices having to invest in and develop such capabilities. Fit Pay is continuously developing new products to leverage its TRM Platform and expanding its network of payment card issuers and issuing banks. Fit Pay also develops proprietary payment devices that it expects to offer through business-to-business and direct-to-consumer channels. These new products will leverage the TRM Platform and expand Fit Pay’s reach to new customers and emerging markets, such as cryptocurrency and other connected devices and products, generally referred to as the Internet of Things (“IoT”).

Fit Pay’s initial consumer product offering is a platform extension and contactless payment device called Flip™, which enables Bitcoin holders to make contactless payment transactions at millions of retail locations with value exchanged from their cryptocurrency. Fit Pay believes the product represents an opportunity to bring to market a unique offering in an emerging market segment.

It was also announced in October 2018 that Fit Pay is a technology partner for Visa’s Token Service for credential-on-file (“COF”) token requestors. Through this program, Fit Pay will be able to tokenize COF digital payments on behalf of merchant and payment ecosystem clients, greatly expanding the addressable market for its platform services. Fit Pay leverages the EMVCo Payment Tokenization Standard to “tokenize” or replace sensitive personal information, such as payment card numbers and expiration dates, with a unique digital identifier or “token.” Tokenizing COF records offers increased security for consumers and merchants by never exposing personal information and therefore potentially lowering fraud related expenses to payment card networks and issuing banks.

In addition to enhancing security, Fit Pay’s technology will allow financial institutions to seamlessly update expired or compromised payment credentials at one point of reference, thereby eliminating a significant point of friction for consumers and merchants. Fit Pay believes these additional services will be buoyed by the overall growth in digital payments.

Together, Fit Pay believes these opportunities position its emerging payment and financial technology business for growth as it monetizes its core TRM Platform technology and expands its products and services to new markets and customers.

As an early and established entrant into the contactless and digital payments market, Fit Pay believes that it is well-positioned to take advantage of both the growth of payment-enabled devices and the consumer demand for new methods of payments.

Strategic Product and Service Offerings

Fit Pay offers a range of technology platform services and products. These include:

Token Requestor Manager Platform (TRM Platform) Integrations

With Fit Pay’s TRM Platform, manufacturers can add contactless payment capabilities to their products with very little start up time, no investment in software development, and instant access to the leading card networks.

The TRM Platform provides IoT and wearable devices with contactless payment capabilities and full digital wallet functionality. It enables consumers to simply tap and pay at near field communication (“NFC”) enabled point-of-sale (“POS”) terminals or ATMs using an existing credit, debit or prepaid card account. The TRM Platform uses tokenization, a payment security technology that replaces cardholders’ account information with a unique digital identifier (a “token”), to transact highly secure contactless payments and authentication services. Fit Pay leverages embedded secure element chip technology within devices to offer a payment solution that is very power and memory efficient. This frees devices from needing to be tethered to a host device or connected to the Internet to transact payments, creating a convenient and completely frictionless payment experience for consumers.

Fit Pay serves as the primary connection point between card networks, banks, merchants and the wearable user. It has built a payment ecosystem that includes device manufacturers, the Visa, Mastercard, Maestro, Discover card networks (with additional networks expected to be added), and more than 280 issuing banks in 34 countries, including the largest markets worldwide. Issuing banks accepting payments from devices connected to the TRM Platform include Bank of America, Capital One, U.S. Bank and Wells Fargo in the United States, and BonusCard, Cornérbank, ANZ and NAB (National Australia Bank), among others, elsewhere.

Ecommerce and Credential-on-file Tokenization

Fit Pay’s real-time ecommerce tokenization allows retailers to offer their customers fast, secure transactions—no matter how they shop–removing card data from the payment process and reducing risk. By tokenizing card-on-file transactions for everything from utility bills to gym memberships, card data can be removed from merchant databases, reducing risk and giving consumers more control.

Connected Devices

Fit Pay designs, develops and produces connected, proprietary payment and credential management devices that generate or have the potential to generate revenue with: monthly “subscription” fees, reload, interchange, and exchange fees, as well as revenue generated from the sale of the device itself. These devices include:

●	Full-function and passive contactless payment devices

●	White-labeled connected cards with cryptocurrency and file vaults

●	Contactless cryptocurrency payments

Fit Pay offers these devices through strategic partnership and distribution channels. Prototypes of certain offerings are undergoing testing and the network devices certification process. It anticipates commercial distribution through selected partners will begin in 2019.

Financial Services

Fit Pay offers general purpose reloadable (or “GPR”) prepaid account capabilities on devices connected to the TRM Platform as an added feature of its core TRM Platform as well as the basis for stand-alone product offerings. The GPR program provides the opportunity to give consumers with contactless payment-enabled devices the convenience of storing funds directly on their devices. The GPR program provides consumers with the ease and security of contactless payments. The GPR accounts will be available to device OEMs that integrate their products with the TRM Platform. The program allows consumers to load their Fit Pay-enabled IoT or wearable device with a prepaid value for contactless purchases. A digital wallet allows the user to re-load the account, set top-off thresholds and manage account settings. As a part of the GPR program, Fit Pay earns certain recurring account-based fees for the use, management and maintenance of the accounts.

Cryptocurrency, Blockchain Payments and Loyalty

Fit Pay is extending its platform to integrate with the latest financial technology, including cryptocurrency, blockchain payments and loyalty programs.

In 2018, Fit Pay announced Flip™, a new contactless payment device that will enable cryptocurrency holders to use the value of their currency to make purchases at millions of retail locations. The new device leverages an expansion of the TRM Platform to connect cryptocurrencies to the payment ecosystem. Flip™ uses value exchanged from Bitcoin to make traditional payment transactions.

Flip™ is NFC-enabled, allowing it to transact payments at any retail point of sale location that accepts contactless payments. Flip™ will store a preloaded amount of U.S. dollars that are exchanged from a user’s existing cryptocurrency account. It includes a digital wallet that allows users to set how much value they would like their Flip™ to hold and when they would like it to reload, and to suspend the account should the device become lost or stolen. Flip™ accepts value exchanged from Bitcoin and will potentially expand to other cryptocurrencies in the future.

Credential Provisioning and Management

Fit Pay’s TRM Platform is built to securely authenticate and provision any credential, making it ideal for digital hotel room keys, transit, ticketing, access, and other use cases. Fit Pay believes that each of these markets represents an area of potential future growth.

Corporate Information

History

We were incorporated in the state of Delaware on February 8, 2012. We are engaged in the development of proprietary products, services and solutions for security that serve multiple end markets, including the security, healthcare, finance and IoT markets.

On June 25, 2012, we acquired 100% of the membership interests in 3D-ID LLC (“3D-ID”), a limited liability company that we formed in Florida in February 2011 and that was previously owned by the Company’s founders. By acquiring 3D-ID, we gained the rights to a portfolio of patented technology in the field of three-dimensional facial recognition and imaging including 3D facial recognition products for access control, as well as the law enforcement and travel and immigration sectors. 3D-ID is an early stage company engaged in the design, research and development, integration, analysis, modeling, system networking, sales and support of intelligent surveillance, three-dimensional facial recognition and three-dimensional imaging devices and systems primarily for identification and access control in the security industries. As our acquisition of 3D-ID was a transaction between entities under common control in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, we recognized the net assets of 3D-ID at their carrying amounts in our accounts on the date that 3D-ID was organized, which was February 14, 2011.

On July 25, 2016, we completed the acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests of LogicMark (the “LogicMark Sellers”), dated May 17, 2016 (the “Interest Purchase Agreement”). Pursuant to the Interest Purchase Agreement, we acquired all of the membership interests of LogicMark from the LogicMark Sellers for (i) $17.5 million in cash consideration, (ii) $2.5 million in a secured promissory note (the “LogicMark Note”) issued to LogicMark Investment Partners, LLC, as representative of the LogicMark Sellers (the “LogicMark Representative”), (iii) 78,740 shares of our Common Stock, which were issued upon signing of the Interest Purchase Agreement (the “LogicMark Shares”), and (iv) warrants (the “LogicMark Warrants”) to purchase an aggregate of 157,480 shares of Common Stock (the “LogicMark Warrant Shares”) for no additional consideration. Such warrants were exercised on July 27, 2016. In addition, we were required to pay the LogicMark Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark met certain gross profit targets set forth in the Interest Purchase Agreement. The earn-out payment related to 2016 and the remaining balance owed on the LogicMark Note including accrued interest were both paid in July 2017. Based on LogicMark’s operating results for the year ended December 31, 2017, the 2017 earnout amount owed by the Company was $3,156,088. As a result, we reduced the amount of contingent consideration due to the LogicMark Sellers by $1,843,912. We paid the 2017 earnout amount of $3,156,088 to the LogicMark Sellers in the second quarter of 2018.

On May 23, 2017, we completed a merger (the “Merger”) pursuant to an executed Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fit Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), Fit Pay, Inc. (“Fit Pay”), Michael Orlando (“Orlando”), Giesecke & Devrient Mobile Security America, Inc. (“G&D”), the other stockholders of Fit Pay (the “Other Holders”) and Michael Orlando in his capacity as stockholder representative representing the Other Holders (the “Stockholder Representative,” and together with Orlando and G&D, the “Fit Pay Sellers”). In connection with the Merger, Fit Pay merged with and into the Merger Sub, with the Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of the Company.

The Company’s wholly-owned subsidiary, LogicMark, manufactures and distributes non-monitored and monitored personal emergency response systems sold through the United States Department of Veterans Affairs, healthcare durable medical equipment dealers and distributors and monitored security dealers and distributors. The Company’s wholly-owned subsidiary, Fit Pay, has a proprietary technology platform that delivers payment, credential management, authentication and other secure services to the IoT ecosystem. The platform uses tokenization, a payment security technology that replaces cardholders’ account information with a unique digital identifier, to transact highly secure contactless payment and authentication services.

On September 21, 2018, we announced that our board of directors approved a plan to separate the Company’s financial technology business from its healthcare business into a new, independent publicly traded company. The Company will distribute shares of the newly created company to the Company’s stockholders through the execution of a spin-off. As a result, the Company reclassified its financial technology business to discontinued operations for all periods reported. The Company’s financial technology business is comprised of its Fit Pay subsidiary and the intellectual property developed by Nxt-ID, Inc., including the Flye Smartcard and the Wocket.

In connection with the Fit Pay acquisition, Mr. Orlando became our Chief Operating Officer, as well as the President of Fit Pay, effective as of May 23, 2017.

Other

Our principal executive offices are located at 1627 U.S. 1, Unit 206, Sebastian, FL 32958, and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this Report. The information on our website is not part of this Report.

As of January 1, 2019, we are no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

THE OFFERING

Securities Offered by Us	2,469,136 Shares and Warrants to purchase 2,469,136 shares of Common stock.

Warrants	The Warrants represent the right to purchase one (1) share of Common Stock for each Share purchased for cash in this offering. The Warrants will be exercisable immediately upon issuance at an exercise price of $1.05 per share and will expire on the fifth (5th) anniversary of the Initial Exercise Date.

Common Stock Outstanding before the Offering	26,441,188 shares.

Common Stock Outstanding after the Offering (including the shares of Common Stock underlying the Warrants)	31,379,460 shares.

Use of Proceeds	We estimate that the net proceeds from the sale of the Shares offered by us will be approximately $2 million, based on the offering price of $0.81 per share, after estimated offering expenses payable by us. We intend to use the proceeds from this offering for working capital and other general corporate purposes.

Risk Factors	Investing in our securities involves a high degree of risk, including the risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement, the “Risk Factors” section beginning on page 5 of the accompanying base prospectus, and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should carefully consider these risks before investing in our Common Stock.

Trading Symbol	Our Common Stock is traded on the NASDAQ Capital Market under the symbol “NXTD.” The Warrants will not be listed for trading on any national securities exchange.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying base prospectus. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying base prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement or the accompanying base prospectus could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our Common Stock. As a result, you could lose all or part of your investment.

Risks Related to this Offering of Securities

Our insiders and affiliated parties beneficially own a significant portion of our Common Stock.

As of the date of this prospectus supplement, our executive officers, directors and affiliated parties beneficially own approximately 13.43% of our Common Stock. As a result, our executive officers, directors and affiliated parties will have significant influence to:

●	elect or defeat the election of our directors;

●	amend or prevent amendment of our certificate of incorporation or bylaws;

●	effect or prevent a merger, sale of assets or other corporate transaction; and

●	affect the outcome of any other matter submitted to the stockholders for vote.

In addition, any sale of a significant amount of our Common Stock held by our directors and executive officers, or the possibility of such sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing any gains from our Common Stock.

 Investors will incur immediate and substantial dilution as a result of this offering.

Investors purchasing securities in this offering will incur immediate and substantial dilution in net tangible book value per share. Based on the per Share offering price of $0.81 for the Shares, purchasers of the Shares will effectively incur dilution of approximately $1.45 per share in the net tangible book value of their purchased shares of Common Stock, or approximately (179.06)% at the offering price of the Shares. In addition, purchasers of the Shares in this offering will have contributed approximately 3.0% of the aggregate price paid by all purchasers of our Common Stock and will own approximately 8.9% of our Common Stock outstanding after this offering. Furthermore, you may experience further dilution to the extent that shares of our Common Stock are issued upon the exercise of outstanding stock options and warrants. See “Dilution.”

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in the price of our Common Stock. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the securities of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that the price of our Common Stock will continue to be more volatile than the securities of such larger, more established companies for the indefinite future. The volatility in the price of our Common Stock is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the securities of such larger, more established companies, sporadically and thinly traded. The price of our Common Stock could, for example, decline precipitously in the event that a large number of shares of our Common Stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of Common Stock on the market more quickly and at greater discounts than would be the case with the securities of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

If we are not able to comply with the applicable continued listing requirements or standards of the NASDAQ Capital Market, our Common Stock could be delisted from such exchange.

Our Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. Although we are currently in compliance with such listing standards, we have, in the past, fallen out of compliance and may in the future fall out of compliance with such standards. If we are unable to maintain compliance with these NASDAQ requirements, our Common Stock will be delisted from NASDAQ.

In the event that our Common Stock is delisted from NASDAQ and is not eligible for quotation on another market or exchange, trading of our Common Stock could be conducted on the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Pink Marketplace or the OTC Bulletin Board operated by the OTC Market Group Inc. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

In the event that our Common Stock is delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

If and when a larger trading market for our Common Stock develops, the market price of our Common Stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares of Common Stock at or above the price at which you acquired them.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market; and

●	changes in the market valuations of other comparable companies.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our Common Stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Our stockholders may experience significant dilution.

Although certain exercise restrictions are placed upon the holders of the warrants, the issuance of material amounts of Common Stock by us would cause our existing stockholders to experience significant dilution in their investment in us. In addition, if we obtain additional financing involving the issuance of equity securities or securities convertible into equity securities, our existing stockholders’ investment would be further diluted. Such dilution could cause the market price of our Common Stock to decline, which could impair our ability to raise additional financing.

The exercise or conversion of some or all of our outstanding warrants or convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing Common Stockholders and in a significant dilution of voting rights and earnings per share. As of the date of this prospectus supplement, we have warrants outstanding to purchase 4,782,448 shares of Common Stock. The warrants have an average exercise price of $5.32 and a weighted average years to maturity of approximately 3.28 years.

In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares of Common Stock in the public market could adversely affect the market price of our shares of Common Stock. Substantial dilution and/or a substantial increase in the number of shares of Common Stock available for future resale may negatively impact the trading price of our shares of Common Stock.

We do not anticipate paying dividends in the foreseeable future; you should not buy our Common Stock if you expect dividends.

The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

If you make an additional investment in our Common Stock, you may experience additional dilution in the future.

We may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution to our stockholders.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our Common Stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Sales of a significant number of shares of our Common Stock in the public markets or significant short sales of our Common Stock, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital.

Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public markets could depress the market price of our Common Stock. If there are significant short sales of our Common Stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the Common Stock to sell their shares, thereby contributing to sales of Common Stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the Common Stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of Common Stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of Common Stock. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over holders of Common Stock, it may negatively impact the trading price of our shares of Common Stock.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our Common Stock.

Our certificate of incorporation, as amended, and our bylaws, as amended, contain provisions that could delay or prevent a change in control of our Company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

●	authorizing the board of directors to issue, without stockholder approval, preferred stock with rights senior to those of our Common Stock;

●	limiting the persons who may call special meetings of stockholders; and

●	requiring advance notification of stockholder nominations and proposals.

In addition, the provisions of Section 203 of the Delaware General Corporation Law govern us. These provisions may prohibit large stockholders, in particular those owning fifteen percent (15%) or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our board of directors.

These and other provisions in our certificate of incorporation and our bylaws, as amended, and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of our Common Stock and result in the market price of our Common Stock being lower than it would be without these provisions. See the section entitled “Description of Securities” for additional information on anti-takeover provisions.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, our Common Stock price and trading volume could decline.

The trading market for our shares of Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

Risks Related to our Business

We are uncertain of our ability to generate sufficient revenue and profitability in the future.

We continue to develop and refine our business model, but we can provide no assurance that we will be able to generate a sufficient amount of revenue, from our business in order to achieve profitability.  It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our Company.

The Company incurred a net loss from continuing operations of $1,328,616 for the year ended December 31, 2018. As of December 31, 2018, the Company had cash and stockholders’ equity of $425,189 and $14,736,758, respectively. At December 31, 2018, of the Company had working capital deficiency (excluding discontinued operations) of $1,603,466. We cannot provide any assurance that we will be able to raise additional cash from equity financings, secure debt financing, and/or generate revenue from the sales of our products. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

We and the businesses we have recently acquired or propose to acquire have limited operating histories and we cannot offer any assurance as to our future financial results, and you should not rely on the historical financial date included in this prospectus as an indicator of our future financial performance. You may lose your entire investment.

We and the businesses we have recently acquired or propose to acquire have limited operating histories upon which to base any assumption as to the likelihood that we will be successful in implementing our business plan, and we may not be able to generate significant revenues or achieve profitability. You should consider our business and prospects in light of the risks and difficulties we face with our limited operating history and should not rely on our past results or the past results of any of such businesses as an indication of our future performance. There is no assurance that the growth rate we or they have experienced to date will continue. Even if we generate future revenues sufficient to expand operations, increased infrastructure costs and cost of goods sold and marketing expenses could impair or prevent us from generating profitable returns. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or potentially continue operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

If we fail to keep pace with changing industry technology and consumer preferences, we will be at a competitive disadvantage.

The industry segments in which we are operating are evolving rapidly. They are characterized by changing technology, budding industry standards, frequent new and enhanced product introductions, rapidly changing end-user/consumer preferences and product obsolescence. In order to continue to compete effectively in these markets, we need to respond quickly to technological changes and to understand their impact on our customers’ preferences. It may take significant time and resources to respond to these technological changes. If we fail to keep pace with these changes, our business may suffer. Moreover, developments by others may render our technologies and intended products noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. If any of our competitors implement new technologies before we are able to implement them, those competitors may be able to provide more effective products than ours. Any delay or failure in the introduction of new or enhanced products could have a material adverse effect on our business, results of operations and financial condition. Furthermore, our inability to keep pace with changing industry technology and consumer preferences may cause our inventory to become obsolete at a rate faster than anticipated, which may result in our taking goodwill impairment charges in past or future acquisitions that negatively impact our results of operations.

We have a limited operating history upon which you can gauge our ability to obtain profitability.

We have a limited operating history and our business and prospects must be considered in light of the risks and uncertainties to which emerging growth companies are exposed. We cannot provide assurances that our business strategy will be successful or that we will successfully address those risks and the risks described herein. Most importantly, if we are unable to secure future capital, we may be unable to continue our operations. We may incur losses on a quarterly or annual basis for a number of reasons, some of which may be outside our control.

If we cannot obtain additional capital required to finance our research and development efforts, our business may suffer and you may lose the value of your investment.

We may require additional funds to further execute our business plan and expand our business. If we are unable to obtain additional capital when needed, we may have to restructure our business or delay or abandon our development and expansion plans. If this occurs, you may lose part or all of your investment. We will have ongoing capital needs as we expand our business. If we raise additional funds through the sale of equity or convertible securities, your ownership percentage of our Common Stock will be reduced. In addition, these transactions may dilute the value of our Common Stock. We may have to issue securities that have rights, preferences and privileges senior to our Common Stock. The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. There can be no assurance that we will be able to obtain the additional financing we may need to fund our business, or that such financing will be available on terms acceptable to us.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

A number of other companies engage in the business of developing applications for facial recognition for access control. The market for biometric security products is intensely competitive, and we expect competition to increase in the future from established competitors and new market entrants. Our current competitors include both emerging or developmental stage companies, such as ourselves, as well as larger companies. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

●	greater name recognition and longer operating histories;

●	larger sales and marketing budgets and resources;

●	broader distribution and established relationships with distribution partners and end-customers;

●	greater customer support resources;

●	greater resources to make acquisitions;

●	larger and more mature intellectual property portfolios; and

●	substantially greater financial, technical, and other resources.

In addition, some of our larger competitors have substantially broader product offerings and leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, including through selling at zero or negative margins, product bundling, or closed technology platforms. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. New start-up companies that innovate and large competitors that are making significant investments in research and development may invent similar or superior products and technologies that compete with our products and technology. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Our markets are subject to technological change and our success depends on our ability to develop and introduce new products.

Each of the governmental and commercial markets for our products is characterized by:

●	changing technologies;

●	changing customer needs;

●	frequent new product introductions and enhancements;

●	increased integration with other functions; and

●	product obsolescence.

Our success will be dependent in part on the design and development of new products. To develop new products and designs for our target markets, we must develop, gain access to and use leading technologies in a cost-effective and timely manner and continue to expand our technical and design expertise. The product development process is time-consuming and costly, and there can be no assurance that product development will be successfully completed, that necessary regulatory clearances or approvals will be granted on a timely basis, or at all, or that the potential products will achieve market acceptance. Our failure to develop, obtain necessary regulatory clearances or approvals for, or successfully market, potential new products could have a material adverse effect on our business, financial condition and results of operations.

Claims by others that we infringe their intellectual property rights could increase our expenses and delay the development of our business. As a result, our business and financial condition could be harmed.

Our industries are characterized by the existence of a large number of patents as well as frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others.

We do not have the resources to conduct exhaustive patent searches to determine whether the technology used in our products infringe patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed.

We may face claims by third parties that our products or technology infringe on their patents or other intellectual property rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect our intellectual property rights adequately.

Our ability to compete for government contracts is affected, in part, by our ability to protect our intellectual property rights. We rely on a combination of patents, trademarks, copyrights, trade secrets, confidentiality procedures and non-disclosure and licensing arrangements to protect our intellectual property rights. Despite these efforts, we cannot be certain that the steps we take to protect our proprietary information will be adequate to prevent misappropriation of our technology or protect that proprietary information. The validity and breadth of claims in technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. Nor can we assure you that, if challenged, our patents will be found to be valid or enforceable, or that the patents of others will not have an adverse effect on our ability to do business. In addition, the enforcement of laws protecting intellectual property may be inadequate to protect our technology and proprietary information.

We may not have the resources to assert or protect our rights to our patents and other intellectual property. Any litigation or proceedings relating to our intellectual property, whether or not meritorious, will be costly and may divert the efforts and attention of our management and technical personnel.

We also rely on other unpatented proprietary technology, trade secrets and know-how and no assurance can be given that others will not independently develop substantially equivalent proprietary technology, techniques or processes, that such technology or know-how will not be disclosed or that we can meaningfully protect our rights to such unpatented proprietary technology, trade secrets, or know-how. Although we intend to enter into non-disclosure agreements with our employees and consultants, there can be no assurance that such non-disclosure agreements will provide adequate protection for our trade secrets or other proprietary know-how.

Our success will depend, in part, on our ability to obtain new patents.

To date, we have applied for 39 patents in the U.S., 11 of which have been awarded, and our success will depend, in part, on our ability to obtain patent and trade secret protection for proprietary technology that we currently possess or that we may develop in the future. No assurance can be given that any pending or future patent applications will issue as patents, that the scope of any patent protection obtained will be sufficient to exclude competitors or provide competitive advantages to us, that any of our patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by us.

Furthermore, there can be no assurance that our competitors have not or will not independently develop technology, processes or products that are substantially similar or superior to ours, or that they will not duplicate any of our products or design around any patents issued or that may be issued in the future to us. In addition, whether or not patents are issued to us, others may hold or receive patents which contain claims having a scope that covers products or processes developed by us.

We may not have the resources to adequately defend any patent infringement litigation or proceedings. Any such litigation or proceedings, whether or not determined in our favor or settled by us, is costly and may divert the efforts and attention of our management and technical personnel. In addition, we may be required to obtain licenses to patents or proprietary rights from third parties. There can be no assurance that such licenses will be available on acceptable terms if at all. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed. Accordingly, challenges to our intellectual property, whether or not ultimately successful, could have a material adverse effect on our business and results of operations.

Our future success depends on the continued service of management, engineering and sales personnel and our ability to identify, hire and retain additional personnel.

Our success depends, to a significant extent, upon the efforts and abilities of members of senior management. We have entered into an employment agreement with our Chief Executive Officer and President, as well as our Chief Operating Officer, but have not entered into an employment agreement with our Chief Financial Officer, Chief Technology Officer or Chief Revenue Officer. The loss of the services of one or more of our senior management or other key employees could adversely affect our business. We currently maintain a key person life insurance policy on our Chief Executive Officer only.

There is intense competition for qualified employees in our industry, particularly for highly skilled design, applications, engineering and sales people. We may not be able to continue to attract and retain developers, managers, or other qualified personnel necessary for the development of our business or to replace qualified individuals who may leave us at any time in the future. Our anticipated growth is expected to place increased demands on our resources, and will likely require the addition of new management and engineering staff as well as the development of additional expertise by existing management employees. If we lose the services of or fail to recruit engineers or other technical and management personnel, our business could be harmed.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act), the Dodd-Frank Wall Street Reform and Consumer Protection Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with the SEC with respect to our business and operating results.

As a result of disclosure of information in this prospectus supplement and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

Periods of rapid growth and expansion could place a significant strain on our resources, including our employee base, which could negatively impact our operating results.

We may experience periods of rapid growth and expansion, which may place significant strain and demands on our management, our operational and financial resources, customer operations, research and development, marketing and sales, administrative, and other resources. To manage our possible future growth effectively, we will be required to continue to improve our management, operational and financial systems. Future growth would also require us to successfully hire, train, motivate and manage our employees. In addition, our continued growth and the evolution of our business plan will require significant additional management, technical and administrative resources. If we are unable to manage our growth successfully we may not be able to effectively manage the growth and evolution of our current business and our operating results could suffer.

We depend on contract manufacturers, and our production and products could be harmed if it is unable to meet our volume and quality requirements and alternative sources are not available.

We rely on contract manufacturers to provide manufacturing services for our products. If these services become unavailable, we would be required to identify and enter into an agreement with a new contract manufacturer or take the manufacturing in-house. The loss of our contract manufacturers could significantly disrupt production as well as increase the cost of production, thereby increasing the prices of our products. These changes could have a material adverse effect on our business and results of operations.

We are presently a small company with too limited resources and personnel to establish a comprehensive system of internal controls. If we fail to maintain an effective system of internal controls, we would not be able to accurately report our financial results on a timely basis or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results would be harmed. We may in the future discover areas of our internal controls that need improvement. For example, because of size and limited resources, our external auditors may determine that we lack the personnel and infrastructure necessary to properly carry out an independent audit function. Although we believe that we have adequate internal controls for a company with our size and resources, we are not certain that the measures that we have in place will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, would harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls would also cause investors to lose confidence in our reported financial information, which would have a negative effect on our company and the trading price of our Common Stock.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

As of December 31, 2018, we have identified certain matters that constituted material weaknesses in our internal controls over financial reporting. Specifically, we have difficulty in accounting for complex accounting transactions due to an insufficient number of accounting personnel with experience in that area and limited segregation of duties within our accounting and financial reporting functions.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process. The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We may not be able to access the equity or credit markets.

We face the risk that we may not be able to access various capital sources including investors, lenders, or suppliers. Failure to access the equity or credit markets from any of these sources could have a material adverse effect on our business, financial condition, results of operations, and future prospects.

Persistent global economic trends could adversely affect our business, liquidity and financial results.

Although improving, persistent global economic conditions, particularly the scarcity of capital available to smaller businesses, could adversely affect us, primarily through limiting our access to capital and disrupting our clients’ businesses. In addition, continuation or worsening of general market conditions in economies important to our businesses may adversely affect our clients’ level of spending and ability to obtain financing, leading to us being unable to generate the levels of sales that we require.  Current and continued disruption of financial markets could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We may seek or need to raise additional funds. Our ability to obtain financing for general corporate and commercial purposes or acquisitions depends on operating and financial performance, and is also subject to prevailing economic conditions and to financial, business and other factors beyond our control. The global credit markets and the financial services industry have been experiencing a period of unprecedented turmoil characterized by the bankruptcy, failure or sale of various financial institutions. An unprecedented level of intervention from the U.S. and other governments has been seen. As a result of such disruption, our ability to raise capital may be severely restricted and the cost of raising capital through such markets or privately may increase significantly at a time when we would like, or need, to do so. Either of these events could have an impact on our flexibility to fund our business operations, make capital expenditures, pursue additional expansion or acquisition opportunities, or make another discretionary use of cash and could adversely impact our financial results.

Although recent trends point to continuing improvements, there is still lingering volatility and uncertainty. A change or disruption in the global financial markets for any reason may cause consumers, businesses and governments to defer purchases in response to tighter credit, decreased cash availability and declining consumer confidence. Accordingly, demand for our products could decrease and differ materially from current expectations. Further, some of our customers may require substantial financing in order to fund their operations and make purchases from us. The inability of these customers to obtain sufficient credit to finance purchases of our products and meet their payment obligations to us or possible insolvencies of our customers could result in decreased customer demand, an impaired ability for us to collect on outstanding accounts receivable, significant delays in accounts receivable payments, and significant write-offs of accounts receivable, each of which could adversely impact our financial results.

Rising interest rates could adversely impact our business.

Changes in interest rates could have an adverse impact on our business by increasing our cost of capital. For example:

●	rising interest rates would increase our cost of capital; and

●	rising interest rates may negatively impact our ability to secure financing on favorable terms and may impact our ability to provide cost-effective financing to our end-customers or end-users, where applicable.

Rising interest rates could generally harm our business and financial condition.

Risks Related to Our Biometric Recognition Applications and Related Products

Our biometric products and technologies may not be accepted by the intended commercial consumers of our products, which could harm our future financial performance.

There can be no assurance that our biometric systems will achieve wide acceptance by commercial consumers of such security-based products, and/or market acceptance generally. The degree of market acceptance for products and services based on our technology will also depend upon a number of factors, including the receipt and timing of regulatory approvals, if any, and the establishment and demonstration of the ability of our proposed device to provide the level of security in an efficient manner and at a reasonable cost. Our failure to develop a commercial product to compete successfully with existing security technologies could delay, limit or prevent market acceptance. Moreover, the market for new biometric-based security systems is largely undeveloped, and we believe that the overall demand for mobile biometric-based security systems technology will depend significantly upon public perception of the need for such a level of security. There can be no assurance that the public will believe that our level of security is necessary or that the security industry will actively pursue our technology as a means to solve their security issues. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. As a result, there can be no assurance that currently available products, or products under development for commercialization, will be able to achieve market penetration, revenue growth or profitability.

Our biometric applications may become obsolete if we do not effectively respond to rapid technological change on a timely basis.

The biometric identification and personal identification industries are characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations and evolving industry standards. If we are unable to keep pace with these changes, our business may be harmed. Products using new technologies, or emerging industry standards, could make our technologies less attractive. In addition, we may face unforeseen problems when developing our products, which could harm our business. Furthermore, our competitors may have access to technologies not available to us, which may enable them to produce products of greater interest to consumers or at a more competitive cost.

Our biometric applications are new and our business model is evolving. Because of the new and evolving nature of biometric technology, it is difficult to predict the size of this specialized market, the rate at which the market for our biometric applications will grow or be accepted, if at all, or whether other biometric technologies will render our applications less competitive or obsolete.  If the market for our biometric applications fails to develop or grows slower than anticipated, we would be significantly and materially adversely affected.

If our products and services do not achieve market acceptance, we may never have significant revenues or any profits.

If we are unable to operate our business as contemplated by our business model or if the assumptions underlying our business model prove to be unfounded, we could fail to achieve our revenue and earnings goals within the time we have projected, or at all, which would have a detrimental effect on our business. As a result, the value of your investment could be significantly reduced or completely lost.

We may in the future experience competition from other biometric application developers.

Competition in the development of biometric recognition is expected to become more intense. Competitors range from university-based research and development graphics labs to development-stage companies and major domestic and international companies. Many of these entities have financial, technical, marketing, sales, distribution and other resources significantly greater than those that we have. There can be no assurance that we can continue to develop our biometric technologies or that present or future competitors will not develop technologies that render our biometric applications obsolete or less marketable or that we will be able to introduce new products and product enhancements that are competitive with other products marketed by industry participants.

We may fail to create new applications for our products and enter new markets, which would have an adverse effect on our operations, financial condition and prospects.

Our future success depends in part on our ability to develop and market our technology for applications other than those currently intended. If we fail in these goals, our business strategy and ability to generate revenues and cash flow would be significantly impaired. We intend to expend significant resources to develop new technology, but the successful development of new technology cannot be predicted and we cannot guarantee we will succeed in these goals.

Our products may have defects, which could damage our reputation, decrease market acceptance of our products, cause us to lose customers and revenue and result in costly litigation or liability.

Our products may contain defects for many reasons, including defective design or manufacture, defective material or software interoperability issues. Products as complex as those we offer, frequently develop or contain undetected defects or errors. Despite testing defects or errors may arise in our existing or new products, which could result in loss of revenue, market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation, and increased service and maintenance cost. Defects or errors in our products and solutions might discourage customers from purchasing future products. Often, these defects are not detected until after the products have been shipped. If any of our products contain defects or perceived defects or have reliability, quality or compatibility problems or perceived problems, our reputation might be damaged significantly, we could lose or experience a delay in market acceptance of the affected product or products and might be unable to retain existing customers or attract new customers. In addition, these defects could interrupt or delay sales. In the event of an actual or perceived defect or other problem, we may need to invest significant capital, technical, managerial and other resources to investigate and correct the potential defect or problem and potentially divert these resources from other development efforts. If we are unable to provide a solution to the potential defect or problem that is acceptable to our customers, we may be required to incur substantial product recall, repair and replacement and even litigation costs. These costs could have a material adverse effect on our business and operating results.

We will provide warranties on certain product sales and allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires us to make estimates of product return rates and expected costs to repair or to replace the products under warranty. We will establish warranty reserves based on our best estimates of warranty costs for each product line combined with liability estimates based on the prior twelve months’ sales activities. If actual return rates and/or repair and replacement costs differ significantly from our estimates, adjustments to recognize additional cost of sales may be required in future periods. In addition, because our customers rely on secure authentication and identification of cardholders to prevent unauthorized access to programs, PCs, networks, or facilities, a malfunction of or design defect in its products (or even a perceived defect) could result in legal or warranty claims against us for damages resulting from security breaches. If such claims are adversely decided against us, the potential liability could be substantial and have a material adverse effect on our business and operating results. Furthermore, the possible publicity associated with any such claim, whether or not decided against us, could adversely affect our reputation. In addition, a well-publicized security breach involving smart card-based or other security systems could adversely affect the market’s perception of products like ours in general, or our products in particular, regardless of whether the breach is attributable to our products. Any of the foregoing events could cause demand for our products to decline, which would cause its business and operating results to suffer.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Shares and Warrant offered by this prospectus supplement, after expenses payable by us, will be approximately $1.9 million.

We intend to use approximately $1.9 million of the net proceeds from this offering for working capital and other general corporate purposes. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DILUTION

The net tangible book value of our Common Stock as of December 31, 2018, was approximately $(19,736,929) or $0.78 per share of Common Stock based upon 25,228,072 shares of Common Stock outstanding on such date. As adjusted net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of Common Stock outstanding after giving effect to the sale of the shares in this offering (excluding the shares underlying the Warrants).

Shares we are offering based upon a public offering price of $0.81 per share, and after estimated offering expenses payable by us.

If you invest in our Shares in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our Common Stock immediately after completion of this offering.

The following table illustrates this dilution on a per share basis to new investors:

Public offering price per share	$0.81
Net tangible book value per share as of December 31, 2018, before giving effect to this offering	$(0.78)
Increase in net tangible book value per share attributed to existing investors	$(0.14)
As adjusted net tangible book value per share after giving effect to this offering	$(0.64)
Dilution to net tangible book value per share to new investors in this offering	$(1.45)

The table below summarizes as of December 31, 2018, on an as adjusted basis as described above, the number of shares of our Common Stock, the total consideration and the average price per share (i) paid to us by our existing stockholders and (ii) to be paid by new investors purchasing our Shares in this offering at a public offering price of $0.81 per share, before estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	25,228,072	91.1%	$64,751,394	97.0%	$2.57
New investors	2,436,136	8.9%	$2,000,000	3.0%	$0.81
Total	27,697,208	100.0%	$66,751,394	100.0%	$2.41

The total number of shares of our Common Stock reflected in the discussion and tables above is based on 25,228,072 shares of our Common Stock outstanding as of December 31, 2018.

As of the date of this prospectus supplement there are 2,000 shares of our Series C Preferred Stock outstanding. The shares of Series C Preferred Stock are not convertible into shares of Common Stock.

The total number of shares reflected excludes (i) shares underlying unexercised warrants or conversion rights on convertible debt outstanding as of December 31, 2018, and (ii) shares underlying the Warrants.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, as amended, by-laws and the Delaware General Corporation Law (the “DGCL”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our by-laws. You should read the provisions of our certificate of incorporation, as amended, and our by-laws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

The Company is authorized to issue 110,000,000 shares of its capital stock consisting of (a) 100,000,000 shares of Common Stock, par value $0.0001 per share and (b) 10,000,000 shares of “blank check” preferred stock. As of the date of this prospectus supplement, 26,441,188 shares of our Common Stock were issued and outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock, and we do not currently anticipate declaring or paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all of our future earnings to support our operations and to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

Description of Securities

In this offering, we are offering shares of our Common Stock having an aggregate gross sales price of up to $2,000,000.

The material terms and provisions of our Common Stock and other securities are described under the caption “Description of Capital Stock” starting on page 8 of the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Warrant, the form of which has been filed as an exhibit to the Current Report on Form 8-K incorporated by reference herein, filed with the Securities and Exchange Commission on April 3, 2019. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price.  The Warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of 2,469,136 shares of our Common Stock at an exercise price of $1.05 per share, exercisable immediately upon issuance and expiring on the fifth (5th) anniversary of the initial date of issuance. The Warrant will be issued separately from the Shares, and may be transferred separately immediately thereafter.

Certain Adjustments.  The exercise price of the Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock.

Cashless Exercise.  If, at the time a holder exercises its Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of, the shares underlying the Warrants to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Fundamental Transactions.  If, at any time while the Warrants are outstanding, the Company, directly or indirectly, in one or more related transactions, enters into a Fundamental Transaction (as defined in the Warrants), then each holder shall have the right thereafter to receive, upon exercise of a Warrant, the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the holder had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon exercise of the Warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the Warrants.

Transferability.  The Warrants may be transferred at the option of the holder of the Warrant upon surrender of the Warrants with the appropriate instruments of transfer.

Exchange Listing.  We do not plan on making an application to list the Warrants on any national securities exchange or other nationally recognized trading system.

Exercisability.  The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed above). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding Common Stock after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage of our Common Stock outstanding immediately after the exercise not in excess of 9.99%, upon, in the case of an increase, not less than 61 days’ prior written notice to us.

Waivers and Amendments.  Subject to certain exceptions, the terms of a Warrant may be amended or waived only with the written consent of the holder.

Purchase Agreement. Pursuant to the Purchase Agreement between the Company and the investors in this offering, if the Company or any of its subsidiaries issues shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) in a subsequent financing within eighteen (18) months from the closing date specified in the Purchase Agreement, each such investor shall have the right to participate in up to an amount of such subsequent financing equal to fifty (50%) percent of such subsequent financing on the same terms, conditions and price provided for such subsequent financing.

PLAN OF DISTRIBUTION

The terms of this offering were subject to market conditions and negotiations between us and prospective investors. We have entered into a Purchase Agreement directly with an accredited investor who has agreed to purchase the Shares and the Warrants. We will only sell to investors who have entered into the Purchase Agreement.

Delivery of the Shares and Warrants offered hereby is expected to take place on or about April 4, 2019, subject to satisfaction of certain conditions.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York.

EXPERTS

The consolidated financial statements of Nxt-ID, Inc. and its subsidiaries incorporated by reference from the Company’s Annual Report on Form 10-K as of and for the years ended December 31, 2017 and 2018 have been incorporated by reference herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Fit Pay, Inc. as of and for the fiscal year ended December 31, 2016 incorporated by reference herein from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2017 have been audited by Benjamin & Young, LLP, independent registered public accountants, to the extent and for the period set forth in their report, and are incorporated by reference herein in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and the accompanying base prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at no cost from the SEC’s website at www.sec.gov. Our corporate website is www.nxt-id.com. The information on our corporate website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 1, 2019;

●	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2018, filed with the SEC on May 15, 2018, for the six and three months ended June 30, 2018, filed with the SEC on August 14, 2018, and for the nine and three months ended September 30, 2018, filed with the SEC on November 14, 2018;

●	Our Current Reports on Form 8-K, filed with the SEC on March 9, 2018, May 18, 2018, May 30, 2018, July 27, 2018, August 6, 2018, August 17, 2018, September 20, 2018, September 21, 2018, October 2, 2018, November 19, 2018, December 7, 2018, January 9, 2019, January 15, 2019, April 3, 2019, and April 4, 2019;

●	Our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders held on July 31, 2018, filed with the SEC on July 5, 2018; and

●	Our Registration Statement on Form 8-A, filed with the SEC on September 9, 2014, including any amendments or reports filed for the purpose of updating the description of our Common Stock therein.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Nxt-ID, Inc.

1627 U.S. Highway 1

Unit 206

Sebastian, FL 32958

(203) 266-2103

Copies of these filings are also available on our website at www.nxt-id.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above. The information on our corporate website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

 PROSPECTUS

 $25,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Nxt-ID, Inc.

We may offer and sell, from time to time in one or more offerings in traditional certificated form or in uncertificated form, any combination of common stock, preferred stock, debt securities, warrants, rights, or units having an aggregate offering price not exceeding $25,000,000. The preferred stock, debt securities, warrants, right, and units may be exercisable or exchangeable for common stock or preferred stock or other securities of ours.

This prospectus provides a general description of the securities we may offer. We will provide specific terms of the offerings of our securities in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, see the section entitled “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock and warrants are currently traded on the NASDAQ Capital Market under the symbols “NXTD” and “NXTDW”, respectively. On December 14, 2018, the last reported sale price of our common stock and warrants as reported on the NASDAQ Capital Market was $0.79 per share and $0.065, respectively.

The aggregate market value of our outstanding common stock held by non-affiliates is $17,113,283 based on 25,066,306 shares of outstanding common stock, of which 21,662,384 are held by non-affiliates, and a per share price of $0.79 based on the closing sale price of our common stock on December 14, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered $7,000,000 of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 5 and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2018.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate offering price of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus, including the section entitled “Risk Factors,” and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

In addition, this prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information, we refer you to the registration statement, including its exhibits. The registration statement can be read on the SEC website or at the SEC offices mentioned below under the heading “Where You Can Find More Information.” Statements contained in this prospectus and any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, we refer to Nxt-ID, Inc. as “we,” “us,” “our,” and the “Company” unless we specifically state otherwise or the context indicates otherwise.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated herein by reference. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus, including “Risk Factors,” our consolidated financial statements and the information incorporated by reference herein, before making an investment decision

Our Company

Nxt-ID, Inc. was incorporated in the State of Delaware on February 8, 2012. The Company is a security technology company and operates its business in one segment – hardware and software security systems and applications. The Company is engaged in the development of proprietary products and solutions that serve multiple end markets, including the security, healthcare, financial technology and the Internet of Things (“IoT”) markets. The Company evaluates the performance of its business on, among other things, profit and loss from operations. With extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization, and sensor technologies, the Company develops and markets solutions for payment, IoT and healthcare applications.

On June 25, 2012, the Company acquired 100% of the membership interests in 3D-ID LLC (“3D-ID”), a limited liability company formed in Florida in February 2011 and owned by the Company’s founders. By acquiring 3D-ID, the Company gained the rights to a portfolio of patented technology in the field of three-dimensional facial recognition and imaging including 3D facial recognition products for access control, law enforcement and travel and immigration. 3D-ID was an early stage company engaged in the design, research and development, integration, analysis, modeling, system networking, sales and support of intelligent surveillance, three-dimensional facial recognition and three-dimensional imaging devices and systems primarily for identification and access control in the security industries. Since the Company’s acquisition of 3D-ID was a transaction between entities under common control in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized, February 14, 2011.

On July 25, 2016, the Company completed the acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests of LogicMark (the “LogicMark Sellers”), dated May 17, 2016 (the “Interest Purchase Agreement”). Pursuant to the Interest Purchase Agreement, we acquired all of the membership interests of LogicMark from the LogicMark Sellers for (i) $17.5 million in cash consideration, (ii) $2.5 million in a secured promissory note (the “LogicMark Note”) issued to LogicMark Investment Partners, LLC, as representative of the LogicMark Sellers (the “LogicMark Representative”), (iii) 78,740 shares of our common stock, which were issued upon signing of the Interest Purchase Agreement (the “LogicMark Shares”), and (iv) warrants (the “LogicMark Warrants”) to purchase an aggregate of 157,480 shares of common stock (the “LogicMark Warrant Shares”) for no additional consideration. Such warrants were exercised on July 27, 2016. In addition, the Company was required to pay the LogicMark Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark met certain gross profit targets set forth in the Interest Purchase Agreement.

On May 23, 2017, the Company completed a merger (the “Merger”) pursuant to an executed Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fit Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), Fit Pay, Inc. (“Fit Pay”), Michael Orlando (“Orlando”), Giesecke & Devrient Mobile Security America, Inc. (“G&D”), the other stockholders of Fit Pay (the “Other Holders”) and Michael Orlando in his capacity as stockholder representative representing the Other Holders (the “Stockholder Representative,” and together with Orlando and G&D, the “Fit Pay Sellers”). In connection with the Merger, Fit Pay merged with and into the Merger Sub, with the Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the aggregate purchase price paid for Fit Pay was: (i) 19.96% of the outstanding shares of common stock; (ii) 2,000 shares of Series C Non-Convertible Preferred Stock of the Company; (iii) the payment of certain debts by the Company; and (iv) the payment of certain unpaid expenses by the Company. In addition, the Company will be required to pay the Fit Pay Sellers an earnout payment equal to 12.5% of the gross revenue derived from Fit Pay’s technology for sixteen (16) fiscal quarters commencing on October 1, 2017 and ending on December 31, 2021.

In connection with the Fit Pay transaction, Orlando became our Chief Operating Officer and President of our new Fit Pay subsidiary effective as of May 23, 2017.

The Company’s wholly-owned subsidiary, LogicMark, manufactures and distributes non-monitored and monitored personal emergency response systems (“PERS”) sold through the United States Department of Veterans Affairs, healthcare durable medical equipment dealers and distributors and monitored security dealers and distributors. The Company’s wholly-owned subsidiary, Fit Pay, has a proprietary technology platform that delivers payment, credential management, authentication and other secure services to the IoT ecosystem. The platform uses tokenization, a payment security technology that replaces cardholders’ account information with a unique digital identifier, to transact highly secure contactless payment and authentication services.

On September 21, 2018, the Company announced that its board of directors approved a plan to separate the Company’s financial technology business from its healthcare business into an independent publicly traded company. The Company will distribute shares of the newly created company to the Company’s stockholders through the execution of a spin-off. As a result, the Company reclassified its financial technology business to discontinued operations for all periods reported in its Annual Report on Form 10-K for the year ended December 31, 2018. The Company’s financial technology business is comprised of its Fit Pay subsidiary and the intellectual property developed by the Company, including the Flye Smartcard and the Wocket.

Healthcare

With respect to the healthcare market, our business initiatives are driven by LogicMark, which serves a market that enables two-way communication, medical device connectivity and patient data tracking of key vitals through sensors, biometrics, and security to make home health care a reality. There are three major trends driving this market: (1) an increased desire for connectivity; specifically, a greater desire for connected devices by people over 60 years of age who now represent the fastest growing demographic for social media; (2) the growth of “TeleHealth”, which is the means by which telecommunications technologies are meeting the increased need for health systems to better distribute doctor care across a wider range of health facilities, making it easier to treat and diagnose patients; and (3) rising healthcare costs – as health spending continues to outpace the economy, representing between 6% and 7% of the overall economy, the need to reduce hospital readmissions, increase staffing efficiency and improve patient engagement remain the highest priorities. Together, these trends have produced a large and growing market for us to serve. LogicMark has built a successful business on emergency communications in healthcare. We have a strong business relationship with the VA today, serving veterans who suffer from chronic conditions that often require emergency assistance. This business is steady and growing, producing the highest annual revenue in its operational history in 2017. Our strategic plan calls for expanding LogicMark’s business into other healthcare verticals as well as retail and enterprise channels in order to better serve the expanding demand for connected and remote healthcare solutions.

Home healthcare, which includes health monitoring and management using IoT and cloud-based processing, is an emerging area for LogicMark. The long-term trend toward more home-based healthcare is a massive shift that is being driven by demographics (an aging population) and basic economics. People also value autonomy and privacy which are important factors in determining which solutions will suit the market. Consumers are beginning to enjoy the benefits of smart home technologies and online digital assistants. One of the promising applications of our VoiceMatch™ technology is enabling secure commands for restricted medical access. This solution, when coupled with Nxt-ID BioCloud™, combines biometrics with encryption and distributed access control.

PERS devices are used to call for help and medical care during an emergency. These devices are also used by a wide patient pool, as well as the general population, to ensure safety and security when living or traveling alone. The global medical alert systems market caters to different end-users across the healthcare industry, including individual users, hospitals and clinics, assisted living facilities and senior living facilities. The growing demand for home healthcare devices is mainly driven by an aging population and rising healthcare costs worldwide. We believe that this will spur the usage of medical alert systems across the globe, as they offer safety and medical security while being affordable and accessible.

Payments and Financial Technology

With respect to the payments and financial technology market, our business initiatives are driven by Fit Pay, which was acquired by Nxt-ID in May 2017. Fit Pay’s core technology is a proprietary platform that enables contactless payment capabilities, allowing manufacturers of “smart devices” to add payment capabilities to their products with very little start-up time and minimal investment in software development, while granting them access to the leading card network and global credit card issuing banks. It is one of the first successful commercializations of a token requestor service provider integrated with the major payment card networks – Discover, Mastercard and Visa. The existing propriety capabilities of the contactless payment companies are not available to other original equipment manufacturers (“OEMs”). The Fit Pay Token Requestor Manager (TRM) Platform creates an opportunity for a whole new range of devices to be payment-enabled.

Fit Pay has expanded its relationship with Garmin International, Inc. (“Garmin”) for which it provides technology, platform and tokenization services to power Garmin Pay™, a contactless payment feature included on smartwatches manufactured by Garmin. The payment feature, which went live in the fall of 2017, is now included in ten (10) of Garmin’s smartwatches.

In addition to expanding the number of devices on which Garmin Pay™ is available from 1 to 10, Fit Pay has made significant progress in expanding the geographic and issuer footprint for Garmin Pay™. As of December 31, 2018, Garmin Pay™ is supported by an issuer network of 229 issuing banks in 27 countries with additions being made regularly. This represents a significant increase from fiscal year-end 2017, at which time the network included 60 issuing banks in 8 countries. As a part of this growth, Fit Pay announced agreements with Chase, Westpac and Discover. This expansion of the Garmin Pay™ network increases the overall revenue opportunity for this flagship customer.

Our payment and financial technology business has also expanded to include new products and services. This includes growing the capabilities of the TRM Platform to integrate it with additional payment networks and issuing banks. Fit Pay has also developed proprietary payment devices that it will offer through business-to-business and direct-to-consumer channels. These new products will leverage the TRM Platform and allow us to access new customers and emerging markets, such as cryptocurrency.

Fit Pay’s initial product offering is a platform extension and contactless payment device called Flip™, which enables Bitcoin holders to make contactless payment transactions at millions of retail locations with value exchanged from their cryptocurrency. The development of the product and platform to support Flip™ has been completed and Fit Pay is currently seeking the final network and bank approvals to begin the initial shipments of the product. While commercialization of the product has taken longer than anticipated, the Company believes the product continues to represent an opportunity to bring to market a unique offering in an emerging market segment.

In addition to these expansions of Fit Pay’s offerings, the Company was also announced  as a technology partner for Visa’s Token Service for credential-on-file (“COF”) token requestors. Through this program, Fit Pay will be able to tokenize credential-on-file digital payments on behalf of merchant and payment ecosystem clients, greatly expanding the addressable market for the Company’s platform services. Leveraging the EMVCo Payment Tokenization Standard, the tokenization COF record offers another layer of security for consumers and merchants. It replaces sensitive cardholder information, such as personal account numbers and expiration dates, with a unique digital identifier (a “token”) that can be used for payment without exposing a cardholder’s more sensitive account information.

In addition to enhancing security, expired or compromised payment credentials can be seamlessly updated in the background by the financial institution, eliminating a significant point of friction for consumers and merchants. These additional services will be buoyed by the overall of growth in digital payments, which is estimated by eMarketer to grow to $5.4 trillion in total transaction value by 2022.

Together, these opportunities position our emerging payment and financial technology business for future growth as Fit Pay begins to monetize its core TRM technology platform and expand its products and services to new markets and customers.

Our payments business operates within a rapidly expanding market. According to the research firm, Juniper Research (“Juniper”), in-store contactless payments will reach $2 trillion by 2020, representing 1 in 3 total point of sale transactions. Contactless payments will exceed the $1 trillion mark for the first time in 2018, a year earlier than previously anticipated by Juniper. This growth is driven by an acceleration in consumer usage of contactless payment services as well as merchant acceptance.

In addition, according to the latest research report from Counterpoint’s Global Smartwatch Tracker, global smartwatch shipments grew 37% year-over-year in the second quarter of 2018. Garmin shipments grew 35% year-over-year and it holds 3% market share. Importantly, the report noted that 50% of the market operates on a proprietary platform (i.e., not Apple or Android) for which Fit Pay’s white label, operating system agnostic solution is well-suited.

As an early and established entrant into the payments market, we believe that we are well-positioned to take advantage of both the growth of payment-enabled devices and the consumer demand for new forms of payments.

Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	Common Stock;

●	Preferred Stock;

●	Debt Securities;

●	Warrants;

●	Rights; and/or

●	Units.

The aggregate offering price of the securities offered pursuant to this prospectus may not exceed $25,000,000. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Corporate Information

The Company is a Delaware corporation formed on February 8, 2012. We were initially known as Trylon Governmental Systems, Inc. We changed our name to Nxt-ID, Inc. on June 25, 2012.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company for up to the last day of the fiscal year following the fifth anniversary of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (ii) the date that we become a ’‘large accelerated filer’’ as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our emerging growth company status will expire on December 31, 2018.

Where You Can Find Us

Our principal executive offices are located at 1627 U.S. 1, Unit 206, Sebastian, FL 32958, and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the Company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as set forth under “Incorporation of Documents by Reference”, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, working capital, capital expenditures, product development, marketing activities, acquisitions of new technologies and investments, repayment of debt and repurchases and redemptions of securities.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	Shares of our common stock;

●	Shares of our preferred stock;

●	Debt securities;

●	Warrants to purchase shares of our common stock, preferred stock, or debt securities;

●	Rights to purchase shares of our common stock, preferred stock, or other securities; and/or

●	Units consisting of any of the securities listed above.

The terms of any securities we offer will be determined at the time of sale. We may issue securities that are exchangeable or exercisable for common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of such securities.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital stock that we may offer under this prospectus, but is not complete. For the complete terms of our capital stock, please refer to our certificate of incorporation, as amended from time to time, any certificate of designation for our preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law (the “DGCL”) may also affect the terms of our capital stock.

Authorized Capital Stock

The Company is authorized to issue 110,000,000 shares of its capital stock consisting of (a) 100,000,000 shares of common stock and (b) 10,000,000 shares of “blank check” preferred stock, of which 3,125,000 shares of preferred stock were designated as the Series A Convertible Preferred Stock (“Series A Preferred Stock”), 4,500,000 shares of preferred stock were designated as the Series B Convertible Preferred Stock (“Series B Preferred Stock”), and 2,000 shares of preferred stock were designated as the Series C Non-Convertible Preferred Stock (“Series C Preferred Stock”). As of December 14, 2018, 25,066,306  shares of our common stock were issued and outstanding, 2,000 shares of our Series C Preferred Stock were issued and outstanding and no shares of our Series A Preferred Stock or Series B Preferred Stock were issued and outstanding.

Common Stock

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. Our stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of our common stock who hold, in the aggregate, more than 50% of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Preferred Stock

General

We are authorized to issue up to 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, none of which is presently issued or outstanding. Our board of directors is authorized to issue such shares of preferred stock with designations, rights and preferences as it may determine from time to time. Accordingly, our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, or other rights that could adversely affect the rights of the holders of our common stock. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. We will also file with the SEC a certificate of designation designating the rights and preferences of the preferred stock prior to any issuance of preferred stock, and you should read such certificate of designation for provisions that may be important to you.

Series C Preferred Stock

The following is a summary of the material terms of the Series C Preferred Stock. This summary is not complete. The following summary of the terms and provisions of the Series C Preferred Stock is qualified in its entirety by reference to the Certificate of Designations setting forth the terms of the Series C Preferred Stock (as amended, the “Certificate of Designations”) and our Certificate of Incorporation.

Ranking

The Series C Preferred Stock ranks senior to our common stock and junior to our Series A Preferred Stock and our Series B Preferred Stock with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company.

Dividends on Series C Preferred Stock

Holders of Series C Preferred Stock shall be entitled to receive from and after the first date of issuance of the Series C Preferred Stock cumulative dividends at a rate of 5% per annum on a compounded basis, which dividend amount shall be guaranteed. In the event that the Company’s market capitalization is $50,000,000 for greater than thirty (30) consecutive days, then the dividend rate shall increase to fifteen percent (15%) per annum. Accrued and unpaid dividends shall be payable in cash.

Redemption of Series C Preferred Stock

The Series C Preferred Stock may be redeemed by the Company in cash at any time, in whole or in part, upon payment of the stated value of the Series C Preferred Stock, and all related accrued but unpaid dividends.

Fundamental Change

If a “fundamental change” occurs at any time while the Series C Preferred Stock is outstanding, the holders of shares of Series C Preferred Stock then outstanding shall be immediately paid, out of the assets of the Company or the proceeds of such fundamental change, as applicable, and legally available for distribution to its stockholders, an amount in cash equal to the stated value of the Series C Preferred Stock, and all related accrued but unpaid dividends.

If the legally available assets of the Company and the proceeds of such “fundamental change” are insufficient to pay the all of the holders of the Series C Preferred Stock, then the holders of the Series C Preferred Stock shall share ratably in any such distribution in proportion to the amount that they would have been entitled to. A fundamental change includes but is not limited to any change in the ownership of at least 50% of the voting stock, liquidation or dissolution, or the common stock ceases to be listed on the market upon which it currently trades.

Voting Rights

The holders of the Series C Preferred Stock shall be entitled to vote on any matter submitted to the stockholders of the Company for a vote. One (1) share of Series C Preferred Stock shall carry the same voting rights as one (1) share of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Warrants

As of December 14, 2018, the Company had 5,090,352 warrants outstanding with a weighted average exercise price and remaining life in years of $5.42 and 3.361 respectively. At December 14, 2018, the warrants had no aggregate intrinsic value.  The exercise price of the warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Options and Other Stock Awards

On January 4, 2013, the Company’s stockholders authorized the Company’s 2013 Long-Term Stock Incentive Plan (the “Plan”). The maximum aggregate number of shares of common stock that may be issued under the Plan, including stock options, stock awards and stock appreciation rights, is limited to 10% of the shares of common stock outstanding on the first trading day of any fiscal year, less shares or awards previously issued under the Plan, or 1,771,929 for fiscal year 2018. Currently, we have not issued any stock options under the Plan. As of December 14, 2018, we have issued 1,079,255 shares of common stock under the Plan.

On August 24, 2017, a majority of the Company’s stockholders approved at the 2017 Annual Stockholders’ Meeting the 2017 Stock Incentive Plan (“2017 SIP”). The aggregate maximum number of shares of common stock (including shares of common stock underlying options) that may be issued under the 2017 SIP pursuant to awards of restricted shares of common stock or options are be limited to 10% of the outstanding shares of common stock, which calculation shall be made on the first (1st) business day of each new fiscal year; provided that for fiscal year 2017, only 1,500,000 shares of common stock could be delivered to participants under the 2017 SIP. Thereafter, the 10% evergreen provision shall govern the 2017 SIP. The number of shares of common stock that are the subject of awards under the 2017 SIP which are forfeited or terminated, are settled in cash in lieu of shares of common stock or are settled in a manner such that all or some of such shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares of common stock will again immediately become available to be issued pursuant to awards granted under the 2017 SIP. If shares of common stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of common stock will be treated as shares that have been issued under the 2017 SIP and will not again be available for issuance under the 2017 SIP.

Registration Rights

None.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our Certificate of Incorporation and by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any “business combination” with any interested stockholder for a period of three (3) years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three (3) years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our by-laws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our by-laws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than ten (10) nor more than sixty (60) days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Limitation on Directors’ Liability; Indemnification

Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our Certificate of Incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

●	For any breach of the director’s duty of loyalty to us or our stockholders;

●	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	For unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

●	For any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our by-laws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities. See “Indemnification of Officers and Directors” in this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock and warrants are listed on the NASDAQ Capital Market under the symbols NXTD” and “NXTDW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. We will file the form of debt security and form of note purchase agreement for debt securities or form of indenture for debt securities with the SEC. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities.

If we decide to issue debt securities pursuant to an indenture to be entered into between us and a trustee, we will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. If we offer debt securities under this prospectus, we will file the form of indenture with the SEC.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Debt Securities

The aggregate principal amount of debt securities that may be issued either pursuant to a note purchase agreement or under an indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

●	Title and aggregate principal amount;

●	Whether the debt securities will be senior, subordinated or junior subordinated;

●	Applicable subordination provisions, if any;

●	Provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

●	Percentage or percentages of principal amount at which the debt securities will be issued;

●	Maturity date(s);

●	Interest rate(s) or the method for determining the interest rate(s);

●	Whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

●	Dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	Whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

●	Redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	If other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

●	Authorized denominations;

●	Form;

●	Amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

●	The place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

●	Where the debt securities may be presented for registration of transfer, exchange or conversion;

●	The place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

●	Whether the debt securities will be issued in whole or in part in the form of one or more global securities;

●	If the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

●	Whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●	The terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	The guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

●	Any covenants applicable to the particular debt securities being issued;

●	Any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

●	Currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

●	Time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

●	Securities exchange(s) on which the debt securities will be listed, if any;

●	Whether any underwriter(s) will act as market maker(s) for the debt securities;

●	Extent to which a secondary market for the debt securities is expected to develop;

●	Provisions relating to defeasance;

●	Provisions relating to satisfaction and discharge of the indenture;

●	Any restrictions or conditions on the transferability of the debt securities;

●	Provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	Any addition or change in the provisions related to compensation and reimbursement of the trustee;

●	Provisions, if any, granting special rights to holders upon the occurrence of specified events;

●	Whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

●	Any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Subject to the limitations provided in any indenture and in a prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Governing Law

All debt securities, including debt securities issued pursuant to an indenture, shall be construed in accordance with and governed by the laws of the state of New York. To the extent we issue securities pursuant to an indenture, such indenture will be governed by the laws of the state of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock, and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock, and/or debt securities, and the warrants may be attached to or separate from these securities.

We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement. We will file the form of warrant agreement and form of warrant certificate with the SEC, and you should read the form of warrant agreement and form of warrant certificate for provisions that may be important to you.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	The offering price and aggregate number of warrants offered;

●	The currency for which the warrants may be purchased;

●	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	If applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	The warrant agreement under which the warrants will be issued;

●	The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	Anti-dilution provisions of the warrants, if any;

●	The terms of any rights to redeem or call the warrants;

●	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	The dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	The manner in which the warrant agreement and warrants may be modified;

●	The identities of the warrant agent and any calculation or other agent for the warrants;

●	Federal income tax consequences of holding or exercising the warrants;

●	The terms of the securities issuable upon exercise of the warrants;

●	Any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Modifications

We may amend the warrant agreements and the warrant certificates without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not adversely affect the interests of the holders of the warrants. We may also modify or amend certain other terms of the warrant agreements and the warrant certificates with the written consent of the holders of not less than a majority of the then outstanding warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, debt securities, or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	The price, if any, per right;

●	The exercise price payable for common stock, preferred stock, or other securities upon the exercise of the rights;

●	The number of rights issued or to be issued to each holder;

●	The number and terms of common stock, preferred stock, or other securities which may be purchased per right;

●	The extent to which the rights are transferable;

●	Any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	The date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	The extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	If applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate unit agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any unit agreement under which the units will be issued and any provisions of the unit agreement that differ from those described herein;

●	Any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	Whether the units will be issued in fully registered or global form.

The other provisions regarding our common stock, preferred stock, debt securities, warrants and rights as described in this prospectus will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, debt securities, warrants and/or rights.

GLOBAL SECURITIES

We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

●	Will not be entitled to have the global security or any securities represented by it registered in their names;

●	Will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

●	Will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

●	The depositary, with respect to participants’ interests; or

●	Any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

●	Us or our affiliates;

●	The trustee under any indenture; or

●	Any agent of any of the above.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	Through underwriters or dealers;

●	Through agents;

●	Directly to purchasers;

●	In a rights offering;

●	In “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	Through a combination of any of these methods; or

●	Through any other method permitted by applicable law and described in a prospectus supplement.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	The name or names of any underwriters, if any, and if required, any dealers or agents;

●	The purchase price of the securities and the proceeds we will receive from the sale;

●	Any underwriting discounts and other items constituting underwriters’ compensation;

●	Any commissions paid to agents;

●	Any discounts or concessions allowed or reallowed or paid to dealers;

●	Any delayed delivery arrangements;

●	Any additional risk factors applicable to the securities that we propose to sell; and

●	Any securities exchange or market on which the securities may be listed.

We may sell the securities from time to time in one or more transactions at:

●	A fixed price or prices, which may be changed;

●	Market prices prevailing at the time of sale;

●	Prices related to such prevailing market prices; or

●	Negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NASDAQ Capital Market, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NASDAQ Capital Market. We may elect to list any of the securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer, sale or resale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York.

EXPERTS

The consolidated financial statements of Nxt-ID, Inc. and its subsidiaries incorporated by reference from the Company’s Annual Report on Form 10-K as of and for the years ended December 31, 2017 and 2016 have been incorporated by reference herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Fit Pay, Inc. as of and for the fiscal year ended December 31, 2016 incorporated by reference herein from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2017 have been audited by Benjamin & Young, LLP, independent registered public accountants, to the extent and for the period set forth in their report, and are incorporated by reference herein in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We will file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. The information we file with the SEC or contained on or accessible through our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 2, 2018;

●	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2018, filed with the SEC on May 15, 2018, for the six and three months ended June 30, 2018, filed with the SEC on August 14, 2018, and for the nine and three months ended September 30, 2018, filed with the SEC on November 14, 2018;

●	Our Current Reports on Form 8-K, filed with the SEC on March 9, 2018, May 18, 2018, May 30, 2018, July 27, 2018, August 6, 2018, August 17, 2018, September 20, 2018, September 21, 2018, October 2, 2018, November 19, 2018, and December 7, 2018;

●	Our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders held on July 31, 2018, filed with the SEC on July 5, 2018; and

●	Our Registration Statement on Form 8-A, filed with the SEC on September 9, 2014, including any amendments or reports filed for the purpose of updating the description of our common stock therein.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Nxt-ID, Inc.

1627 U.S. Highway 1

Unit 206

Sebastian, FL 32958

(203) 266-2103

Copies of these filings are also available on our website at www.nxt-id.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

2,469,136 Shares of Common Stock

Warrants to Purchase 2,469,136 Shares of Common Stock

PROSPECTUS SUPPLEMENT

April 4, 2019